UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 13, 2010 (January 8, 2010)

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in its Charter)

ALBERTA, CANADA	001-32714	38-3324634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 LAMAR STREET, SUITE 1080
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

On January 8, 2010, Gastar Exploration Ltd. (the “Company”) repaid in full and thereby terminated its $17.0 million secured term loan agreement dated November 20, 2009 (the “Term Loan”) by and among the Company, the lenders party thereto, and Amegy Bank National Association (“Amegy”), as administrative agent, by tendering payment of approximately $17.1 million, including accrued and unpaid interest. The Term Loan was set to mature on January 19, 2010.

The Term Loan contained various covenants, including restrictions on incurring other indebtedness without the lenders’ consent, restrictions on dividends and other restricted payments, and restrictions on entering into certain transaction.  Amounts outstanding under the Term Loan were secured by a second priority lien on all of the issued and outstanding shares of common stock of Gastar Exploration USA, Inc., a wholly owned subsidiary of the Company, as well as a security interest in all funds of the Company on deposit with Amegy and each of the lenders party to the Term Loan.

A copy of the Term Loan, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2009, is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit
No.	Description of Document

10.1
$17.0 Million Term Loan Agreement dated November 20, 2009 by and among Gastar Exploration Ltd., Amegy Bank National Association, as Administrative Agent, and the Lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 25, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: January 13, 2010	/s/ J. RUSSELL PORTER
J. Russell Porter
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description of Document

10.1
$17.0 Million Term Loan Agreement dated November 20, 2009 by and among Gastar Exploration Ltd., Amegy Bank National Association, as Administrative Agent, and the Lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 25, 2009).